Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No. 333-229171 on Form S-8 and No. 333-251355 on Form F-3 of our report dated April 26, 2021, relating to the consolidated financial statements and financial statement schedule of CooTek (Cayman) Inc. and its subsidiaries, appearing in this Annual Report on Form 20-F of CooTek (Cayman) Inc. for the year ended December 31, 2020.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP
Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

April 26, 2021